Exhibit 10.17

AMENDMENT NO. 1 TO

EXECUTIVE PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to EXECUTIVE PURCHASE AGREEMENT (the “Agreement”) is made as of May 28, 2003 by and between Cbeyond Communications, Inc., a Delaware corporation (the “Company”), and Richard J. Batelaan (“Executive”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Agreement.

In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Amendment to Section 5(d) of the Agreement. Section 5(d) of the Agreement is hereby replaced in its entirety to read as follows:

(d) Noncompete. Executive acknowledges and agrees with the Company that (i) in the course of Executive’s employment with the Company Parties Executive shall become familiar with the trade secrets of the Company Parties and with other Confidential Information concerning the Company Parties, (ii) Executive’s services to the Company Parties are unique in nature and of an extraordinary value to the Company Parties, and (iii) the Company Parties could be irreparably damaged if Executive were to provide similar services to any person or entity competing with any of the Company Parties or engaged in a similar business. In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive covenants and agrees with the Company that during the period beginning on the date hereof and ending on the first anniversary of the date of the termination of Executive’s employment with the Company Parties (the “Noncompete Period”), Executive shall not, directly or indirectly, either for himself or for or through any other Person, participate in any business or enterprise conducting business in any Covered MSA which provides or proposes to provide local, long distance, internet access, or other data, voice or internet services of the type any of the Company Parties provides or proposes to provide as evidenced by a business plan which has been approved by or submitted to the board of directors of the Company, which in the case of a submitted business plan, has not been rejected by the Company’s board of directors; provided that after such termination of employment, nothing herein shall prohibit Executive (1) from engaging in any activity in which he or she did not engage on behalf of any of the Company Parties prior to such termination of employment or (2) from entering into any employment in, or with an employer that conducts business in, any Covered MSA if Executive has not performed any services on behalf of any of the Company Parties in such Covered MSA.

Without limiting the generality of the foregoing, Executive agrees that, during the Noncompete Period, Executive shall not compete against any of the Company Parties by soliciting any customer or prospective customer of any of the Company Parties in any Covered MSA with whom Executive had any business dealings or contracts on behalf of any of the Company Parties during the two years prior to the such termination of employment. Executive agrees that this covenant is reasonable with respect to its duration, geographical area and scope. For purposes of this Agreement, (i) the term “participate in” includes having any direct or indirect interest in any Person, whether as a sole proprietor, owner, stockholder, partner, joint venture, creditor or otherwise, or rendering any direct or indirect service or assistance to any Person (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise), other than owning up to 5% of the outstanding stock of any class that is publicly traded, (ii) the term “MSA” means metropolitan statistical area and (iii) the term “Covered MSA” means the MSAs set forth on Schedule I attached hereto (it being understood that the Company Parties have been formed for the purpose of carrying on business in all of the Covered MSAs).

2. Amendment to Section 5(f) of the Agreement. Section 5(f) of the Agreement is hereby replaced in its entirety to read as follows:

(f) Severance. If (but only if Executive’s employment is terminated by any of the Company Parties without Cause, then in accordance with the customary payroll practices of the Company, during the period beginning the day after the date of Executive’s termination of employment with the Company Parties and ending on the first anniversary of such date of termination, the Company shall pay Executive severance payments to be paid at a rate equal to 100% of the annual base salary rate in effect immediately prior to Executive’s termination of employment.

3. Miscellaneous Provisions.

(a) Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Amendment shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(b) Complete Agreement. This Amendment and the Agreement, together with those documents expressly referred to herein and therein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(c) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a substantive part of this Amendment. Whenever required by the context, any pronoun used in this Amendment shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “include” or “including” in this Amendment shall be by way of example rather than by way of limitation. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Amendment.

(d) CHOICE OF LAW. THE QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

(e) Counterparts. This Amendment may be executed in separate counterparts, none of which need contain the signature of more than one party hereto but each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Executive Purchase Agreement on the date first written above.

CBEYOND COMMUNICATIONS, INC.

By:	/S/ ROBERT FUGATE
Its:
Date:

EXECUTIVE:

Name:	/S/ RICHARD BATELAAN
Date:

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